UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 13, 2022

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

(888) 496-8001

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2022, Turtle Beach Corporation (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with The Donerail Group LP (“Donerail”), SCW Capital Management, LP (“SCW”) and the other parties named therein (collectively with Donerail and SCW, the “Donerail Group”) related to the composition of the Company’s board of directors (the “Board”) and certain other matters.

Pursuant to the Agreement, as promptly as practicable after the execution of the Agreement, the Board will accept the resignation of one incumbent director, appoint three new directors (collectively, the “Initial New Directors”) to serve on the Board and increase the size of the Board from six to eight members in connection therewith. The three new directors will be selected from five of the Donerail Group’s nominees for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), consisting of Terry Jimenez, Kimberly Kreuzberger, Katherine L. Scherping, Brian Stech and Michelle D. Wilson. In addition, the Company agreed to nominate the Initial New Directors for election at the 2022 Annual Meeting. As promptly as practicable after the execution of the Agreement, the Board will accept the resignation of one incumbent director effective immediately. Pursuant to the Agreement, the Company has further agreed to accept the resignation of one additional director (other than the Initial New Directors) promptly after 120 days from the date of the Agreement and, concurrently with such resignation, appoint either William Wyatt or Wesley Calvert, both affiliated with Donerail, as a director (the “Fourth New Director”) to fill the vacancy resulting from such resignation. If either Mr. Wyatt or Mr. Calvert cannot serve or will not be able to serve on the Board, then Donerail will propose additional candidates such that the Board will have at least two candidates to choose from. Promptly after such appointment of the Fourth New Director, the newly constituted Board will initiate a process of identifying and appointing another additional director (the “Fifth New Director,” and collectively with the Initial New Directors and the Fourth New Director, the “New Directors”), who will be mutually agreed upon by the Board and Donerail or otherwise selected pursuant to the terms of the Agreement, and will increase the size of the Board from eight to nine members in connection therewith. During the term of the Agreement the Board will not increase the size of the Board to greater than nine members without the unanimous consent of all the members of the Board. Pursuant to the Agreement, if the Company agrees to nominate the Fourth New Director for election at its 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and the Fourth New Director agrees to be nominated, then the Company agreed to also include each of the New Directors and any Replacement Directors (as defined in the Agreement) in the Company’s slate of nominees at the 2023 Annual Meeting.

The Board has formed a Strategic Review Committee (the “Strategic Committee”) for the purpose of overseeing an expanded and wide-ranging process to identify a buyer for the Company. Pursuant to the Agreement, the Strategic Committee will be restructured to be comprised of four directors: two incumbent directors who served on the Board as of the execution of the Agreement and two Initial New Directors. Mr. Wyatt will be permitted to be present as an observer at meetings of the Strategic Committee and, in such capacity, will have the right to notice of and materials provided at the meetings of the Strategic Committee and a reasonable opportunity to review and comment on any public disclosure regarding the committee or other strategic matters. As a condition to such observer rights, Mr. Wyatt is required to enter into a mutually agreed non-disclosure agreement (the “NDA”). Any breach of the NDA will be deemed a material breach of the Agreement by the Donerail Group and will entitle the Company to terminate the Agreement. The Strategic Committee will cease to exist upon the conclusion of the ongoing assessment.

The Agreement also provides that Donerail will maintain certain rights to designate candidates to replace the New Director pursuant to the terms of the Cooperation Agreement should any of the New Directors cease to serve as a member of the Board during the term of the Agreement, provided that Donerail will no longer have the right to designate such replacement candidates if the Donerail Group ceases to beneficially own, in the aggregate, at least 2.0% of the outstanding shares of the Company’s common stock.

Pursuant to the Agreement, concurrently with the appointment of the Initial New Directors, the Board will appoint one of the Initial New Directors to the Nominating and Governance Committee of the Board.

The Donerail Group has agreed to withdraw its notice of intent to nominate director candidates for election at the 2022 Annual Meeting. The Donerail Group and the Company have each agreed to a general release of each other and their respective affiliates with respect to claims arising on or prior to the date of the Agreement. During the term of the Agreement, the Company and the Donerail Group have agreed that they will not disparage each other or initiate any litigation against each other.

At each annual or special meeting of the Company’s stockholders during the term of the Agreement, the Donerail Group has agreed to vote the shares of the Company’s common stock then held by it in accordance with the Board’s recommendations on all proposals other than proposals with respect to extraordinary transactions. Moreover, other than with respect to certain proposals relating to Board composition, if Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co. (“Glass Lewis”) recommends differently from the Board, the Donerail Group may vote in accordance with the recommendation of either ISS or Glass Lewis.

The Donerail Group has also agreed to certain customary standstill provisions during the term of the Agreement prohibiting it from, among other things, (i) purchasing or otherwise acquiring ownership of any securities of the Company as a result of which the Donerail Group would beneficially own more than 9.9% of the Company’s common stock, subject to certain limited exceptions, (ii) selling, assigning, transferring or disposing of any shares of common stock to any third party if it would result in the third party owning more than 4.9% of the Company’s common stock outstanding at such time or if it would increase the ownership of a third party owning more than 4.9% of the Company’s outstanding common stock, (iii) taking certain actions to change or influence the Board, Company management or the direction of certain Company matters, (iv) soliciting proxies, (v) forming, joining or participating in any group or agreement with respect to any voting securities of the Company, (vi) advising, influencing or encouraging any person with respect to the voting of any securities of the Company, (vii) making any request for the Company’s stockholder list materials or other books and records, (viii) making certain announcements regarding the Company’s transactions, (ix) initiating, making or knowingly participating in any extraordinary transactions, and (x) exercising certain stockholder rights.

The Agreement will terminate upon five business days’ written notice by either party, except that the Agreement will not be terminable until the 30th day prior to the opening of the window for submitting stockholder nominations for the 2023 Annual Meeting. However, if the Company agrees to nominate the Fourth New Director for election at the 2023 Annual Meeting and the Fourth New Director agrees to be nominated, neither party would be permitted to terminate the Agreement until the 30th day before the nomination window opens for the Company’s 2024 annual meeting of stockholders. Notwithstanding the foregoing, the Agreement will terminate immediately upon the entry by the Company into any extraordinary transaction, including a merger, sale or recapitalization of the Company. Each of the Company and the Donerail Group has the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is impossible to cure or, if capable of being cured, is not cured within a reasonable amount of time.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 16, 2022, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Cooperation Agreement, dated May 13, 2022, by and among Turtle Beach Corporation, The Donerail Group LP, and the other parties thereto

99.1	Press Release of Turtle Beach Corporation, dated May 16, 2022

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TURTLE BEACH CORPORATION

Date: May 17, 2022	By:	/s/ John T. Hanson
John T. Hanson
Chief Financial Officer, Treasurer and Secretary